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                                                                    EXHIBIT 5.1

                                                              December 29, 2000


Microware Systems Corporation
1500 N.W. 118th Street
Des Moines, Iowa 50325


Ladies & Gentlemen:

     We have acted as counsel for Microware Systems Corporation (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and proposed registration of 18,711,358 shares of the Company's common stock, no par value ("Common Stock"), pursuant to the terms of a Securities Purchase Agreement (the "Securities Purchase Agreement") and Private Equity Credit Agreement (the "Private Equity Credit Agreement"), described in the Registration Statement.

     In arriving at this opinion, we have examined the Company's Articles of Incorporation, its Bylaws, the records of the corporate proceedings of the Company authorizing the issuance and sale of the shares of Common Stock covered by the Registration Statement, the Securities Purchase Agreement, the Private Equity Credit Agreement and such other instruments and documents as we have deemed appropriate.

     Based upon the foregoing, we are of the opinion that said shares of Common Stock are duly authorized, and once they have been issued pursuant to the terms of the Private Equity Credit Agreement, upon conversion of the convertible debenture or proper exercise of the respective warrant agreements, whichever is applicable pursuant to the terms of the Private Equity Credit Agreement and the Securities Purchase Agreement, and upon delivery of such shares of Common Stock to the parties pursuant to the Private Equity Credit Agreement and the Securities Purchase Agreement against payment therefor upon the terms set forth in the Private Equity Credit Agreement and the Securities Purchase Agreement, said shares of Common Stock will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in such Registration Statement.


                                       Very truly yours,


                                       D'ANCONA & PFLAUM LLC


                                       By: /s/ Steve Curtis
                                          ------------------------------------
                                          Steve Curtis, a Member